Exhibit 10.12

AMENDMENT NO. 3 TO 2000 STOCK OPTION PLAN

Section 4(a) of the 2000 Stock Option Plan is hereby amended to increase the number of Options for shares of Common Stock, $.01 par value per share, of the Company that may be made under the Plan from 1,250,000 to 1,750,000.